Exhibit 99.1

CONTACTS:	Financial analysts	Media
	Michael Doherty +1-949-673-1907	Tim Cox / Zing Public Relations +1-650-369-7784
	mdoherty@trestlecorp.com	tim@zingpr.com

FOR IMMEDIATE RELEASE

Trestle to Provide Henry Ford Health System with Digital-Imaging Solutions

HFHS Pathology and Laboratory Medicine to serve as
‘living showcase’ for new Trestle technologies

Irvine, CA –10/28/2004– Trestle Holdings Inc. (OTCBB:TLHO), a supplier of digital imaging and digital pathology applications, today announced an agreement with Michigan-based Henry Ford Health System (HFHS), one of the nation’s leading healthcare providers. HFHS Pathology and Laboratory Medicine provides expert pathology services to southeast Michigan, serving 24 medical centers and three hospitals with a cadre of renowned diagnostic sub specialists. Under this agreement, Trestle will work with HFHS to implement and integrate digital-imaging solutions; the HFHS Pathology Laboratory will function as a test site for Trestle’s future products; and the two organizations will fund a Fellowship in the HFHS Pathology Department.

Implementing Trestle Technologies at Henry Ford

“Because pathology imaging is so time-consuming—one has to create images and add them to documentation—it is often simply not done,” explained J. Mark Tuthill, M.D., division head of pathology informatics at HFHS. “We see digital imaging as a core technology for the future of pathology practice, in large part because it will make the process of adding images to medical reports so much more efficient. And we are confident Trestle Corporation will help HFHS develop these capabilities.”

Another key component of this agreement is Trestle’s creation of a centralized repository for HFHS digital images. Because Henry Ford covers dozens of centers throughout southeast Michigan, using many disparate databases and software systems, a need exists for an integrated database in which digital-image files are standardized and easily accessible to anyone across the region. Trestle will work with HFHS to develop this capability.

“We believe digital-imaging automation will have a huge and positive effect on doctors, pathologists, even patients,” said Richard Zarbo, M.D., senior vice president and chairman of Pathology and Laboratory Medicine at HFHS. “Pathologists at different locations, who now communicate by sending glass slides in the mail, can view images online and discuss them. Physicians can discuss images in real time with pathologists—if, for example, a doctor wants input on a tumor before surgery. Imaging automation can even help doctors better educate patients by making crucial diagnostic images instantly available to doctors.”

HFHS as testing partner for Trestle solutions

To help develop new technologies for the industry, the HFHS Pathology Laboratory has also agreed to help Trestle test its new solutions in a real-world medical environment.

Maurizio Vecchione, Trestle’s CEO, noted “with its network covering three hospitals and 25 medical centers spread over several counties in Michigan, we see HFHS as not only an ideal user for our solutions, but also as the perfect partner for the development and refinement of next-generation Trestle systems and technologies in areas of improved image acquisition of tissue sample, and in applications for improved pathology workflow and digital analysis.”

Funding an HFHS Fellowship

Trestle and HFHS have also agreed to serve as co-sponsors of an Informatics Fellowship position within the Henry Ford Hospital, in which the Fellow will define specifications for the user interface of Trestle products such as new image acquisition technologies for tissue imaging, and future applications designed to enhance pathology workflow in clinical settings; conduct studies on the efficiency of Trestle’s solutions; and help Trestle gather valuable customer feedback for its products.

Trestle is committed to advancing the progressive digitization of pathology. The company, as part of its product development roadmap, is seeking to deliver tools and services that can take advantage of increasingly sophisticated tissue imaging acquisition technology and to develop new applications designed to streamline pathology workflow and enhance the clinical practice.

“Our vision is that these new technologies and applications will enable better clinical diagnoses, analysis and testing, and also facilitate second opinions from remote experts,” added Vecchione. “Improving the crucial steps of referencing, documentation and collaboration are core directions for Trestle’s future products — products which we plan to refine with HFHS.”

About Henry Ford Health System

Henry Ford Health System, one of the country’s leading health care systems, integrates primary and specialty care with research and education. It includes Henry Ford Hospital and five other owned or affiliated hospitals; Health Alliance Plan, a 540,000 member HMO; the 800 physician/scientist Henry Ford Medical Group and 22 ambulatory centers and many other health-related services located throughout southeastern Michigan. For more information, visit www.henryford.com

About Trestle Holdings Inc.

Trestle Holdings develops and sells digital imaging and telemedicine applications to the life sciences markets. The company’s products link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products have the potential to transform the pathologist’s work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The company’s live microscopy products enable multiple physicians and scientists to remotely view, navigate, and share high-fidelity microscope images at sub-micron resolution over standard Internet connections in real time. The company’s slide scanning and imaging products perform high-speed whole-glass slide digitization for virtual microscopy applications. These slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, Trestle’s products enable improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real-time integration of voice, video, medical devices, and patient data.

SAFE HARBOR STATEMENT

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.